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                                                                    EXHIBIT 10.1

                        Dated this 3rd day of June, 2003

                           FOCUS MEDIA HOLDING LIMITED
           (incorporated under the laws of the British Virgin Islands)

                                  RULES OF THE

                          EMPLOYEE SHARE OPTION SCHEME

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                                    CONTENTS

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Clause No.                Heading                               Page No.
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
1.  DEFINITIONS...............................................      1

2.  CONDITIONS AND PURPOSE....................................      4

3.  DURATION..................................................      4

4.  OFFER TO GRANT AND GRANT OF OPTIONS.......................      5

5.  LIMITATIONS ON GRANT OF OPTIONS...........................      7

6.  EXERCISE OF OPTIONS.......................................      7

7.  ALLOTTED SHARES...........................................     10

8.  RIGHT OF EXERCISE AND LAPSE OF OPTIONS....................     10

9.  ARRANGEMENTS, LIQUIDATIONS AND TAKEOVERS..................     13

10. VARIATION OF CAPITAL STRUCTURE AND ADJUSTMENTS............     14

11. SHARE CAPITAL.............................................     15

12. ADMINISTRATION AND POWERS OF THE BOARD....................     15

13. MODIFICATION OF THE SCHEME AND THE RULES..................     16

14. TERMINATION...............................................     17

15. COSTS, EXPENSES AND PAYMENTS..............................     17

16. NOTICE TO HOLDERS OF SHARES...............................     17

17. INDEPENDENT OF EMPLOYMENT CONTRACT........................     17

18. NO OTHER RIGHTS...........................................     18

19. NOTICE AND COMMUNICATIONS.................................     18

20. ENTIRE AGREEMENT GOVERNING LAW............................     18

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                           FOCUS MEDIA HOLDING LIMITED

                    RULES OF THE EMPLOYEE SHARE OPTION SCHEME

1.   DEFINITIONS

(a) In these Rules the following words and expressions shall have the following meanings :-

     "Adoption Date"              : means the date on which the Scheme is
                                    adopted by resolution of members of the
                                    Company;

     "Acceptance"                 : shall have the meaning given in Rule
                                    4(b)(ii);

     "Associates"                 : shall have the meaning given in Chapter
                                    1 of the Listing Rules;

     "Auditors"                   : means the auditors from time to time of
                                    the Company;

     "Board"                      : means the board of directors from time
                                    to time of the Company, or a duly
                                    authorised committee thereof from time
                                    to time;

     "Business Day"               : means a day on which the Company is open
                                    for normal business at its principal
                                    place of business from time to time or,
                                    in respect of delivery of documents
                                    and/or items by an Eligible Employee or
                                    a Participant to the Company, such as
                                    the delivery of an Acceptance and the
                                    Exercise Items, then a day on which such place as the Company may from time to time notify such Eligible Employee or Participant for the delivery of the same (if any) is open for normal business;

     "BVI Act"                    : means the International Business
                                    Companies Act of 1984 (as may be amended from time to time) of the laws of the British Virgin Islands;

     "Committee"                  : shall have the meaning given in Rule 12(a);

     "Company"                    : means FOCUS MEDIA HOLDING LIMITED;

     "Date of Grant"              : means, in relation to an Option, the
                                    Business Day on which the Company
                                    receives the Acceptance from the
                                    Participant;

     "Effective Date of Exercise" : means the Business Day on which the
                                    Company receives from the Participant
                                    all of the Exercise Items upon an
                                    exercise of his Option pursuant to Rule
                                    6(b)(i) and, if any term or condition
                                    for the exercise of an Option is to be
                                    satisfied and fulfilled pursuant to Rule
                                    6(b)(ii), then the Business Day on which the Board is also satisfied of the satisfaction and fulfilment of such terms or conditions pursuant to Rule 6(b)(ii);

                                       1
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     "Eligible Employee"          : means an employee, a director or a
                                    consultant of any member of the Group;

     "Exercise Notice"            : means the notice to the Company for the
                                    exercise of an Option in such form and
                                    manner as the Board may in its
                                    discretion from time to time think fit;

     "Exercise Items"             :  means the items listed in Rule 6(b)(ii);

     "Group"                      : means the Company, any Holding Company
                                    and any Subsidiaries from time to time,
                                    and "member of the Group" shall be
                                    construed accordingly;

     "Holding Company"            : means a company which is for the time
                                    being and from time to time a holding or parent company (within the meaning of the HK Ordinance, whether incorporated in the British Virgin Islands, Hong Kong or elsewhere) directly or indirectly of the Company;

     "Hong Kong"                  : means the Hong Kong Special
                                    Administrative Region of the People's
                                    Republic of China;

     "HK Dollar" or "HK$"         : means the lawful currency of Hong Kong
                                    from time to time;

     "HK Ordinance"               : means the Companies Ordinance (Cap.32)
                                    of the laws of Hong Kong;

     "Listing Rules"              : means the rules and regulations
                                    governing or regulating listed shares at a Stock Exchange and the listing of shares or securities thereat;

     "Offer"                      : means an offer in writing by the Company
                                    to an Eligible Employee to grant an
                                    Option in such form and manner as the
                                    Board may in its discretion decide;

     "Option"                     : means a right to subscribe for Shares
                                    granted by the Company under the Scheme;

     "Option Certificate"         : means a certificate issued by the
                                    Company evidencing an Option, in such
                                    form and manner as the Board in its
                                    discretion may from time to time think
                                    fit;

     "Option Period"              : means a period stated in an Offer at the
                                    discretion of the Board, subject always
                                    to the provisions of Rule 3(b);

     "Participant"                : means at any time an Eligible Employee
                                    who has delivered an effective
                                    Acceptance to the Company in accordance
                                    with the terms of these Rules, and shall (where the context permits) include the personal representative(s) of any such person;

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     "Rules"                      : means these rules of the Scheme as may
                                    be amended from time to time pursuant
                                    hereto;

     "Scheme"                     : means the employee share option scheme
                                    of the Company contained in these Rules
                                    as may be from time to time amended in
                                    accordance with these Rules;

     "Scheme Period"              : means the period stated in Rule 3(a)(i)
                                    during which the Scheme is valid and
                                    effective;

     "Shares"                     : means ordinary shares of US$0.01 each in
                                    the share capital of the Company or,
                                    according to the context, of such other
                                    nominal amount as shall result from
                                    sub-division, consolidation
                                    reclassification of or reconstruction of the share capital of the Company from time to time;

     "Stock Exchange"             : means the Growth Enterprise Market or
                                    the Main Board of the Stock Exchange of
                                    Hong Kong;

     "Subscription Price"         : means the price per Share payable on the
                                    exercise of an Option as determined by
                                    the Board from time to time but in no
                                    event less than the greater of :-

                                    (i)   the nominal value of a Share;

                                    (ii)  eighty percent of the Company's
                                          consolidated net tangible asset
                                          value per Share as of the
                                          financial year immediately
                                          preceding the Date of Grant of
                                          such Option;

                                    (iii) Eighty percent of the price for which
                                          Shares in the Company were sold or
                                          issued or agreed to be sold or issued
                                          to a third party investor immediately
                                          preceding the Date of Grant of such
                                          Option; and

                                    (iv)  if, at the time of the granting
                                          of such Option, Shares already
                                          in issue are listed on the Stock
                                          Exchange, then the higher of
                                          (aa) the closing price of a
                                          Share as stated in the Stock
                                          Exchange's daily quotations
                                          sheet on the date of grant and
                                          (bb) the average closing price
                                          of one Share as stated in the
                                          relevant Stock Exchange's daily
                                          quotation sheets for the five
                                          trading days immediately
                                          preceding the Date of Grant of
                                          such Option on which such Shares
                                          were traded; and for this
                                          purpose "TRADING DAY" means a
                                          day on which such Stock Exchange
                                          is open for normal trading
                                          business;

      "Subsidiary"                : means a company which is for the time being
                                    and from time to time a subsidiary (within the meaning of the HK

                                        3
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                                 Ordinance, whether incorporated in the British
                                 Virgin Islands, Hong Kong or elsewhere)
                                 directly or indirectly of the Company;

(b) Unless the context requires otherwise, references to the singular shall include the plural and vice versa; references to one gender shall include all other genders; references to "PERSON" shall include without limitation any individual, partnership, firm, trust, joint venture, corporation or unincorporated association or other judicial person; references to "LAWS" and/or "REGULATIONS" shall include without limitation any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law and rules of civil and common law and equity and shall include a reference to such law or regulation as consolidated, amended, replaced or re-enacted from time to time; references to "DISCRETION" of or in relation to the Board or the Company means the sole and absolute discretion of the Board and the Company respectively; references to "TAX" includes any tax, levy, duty, charge, impost, fee or otherwise; references to "DAY" and "MONTH" shall mean "calendar day" and "calendar month" respectively; references to "CLOSE OF BUSINESS" shall mean the end of the business hours at the place and on the day in the context in which such reference is used; and all dates and times are references to a date or time in Hong Kong.

(c) Headings of Rules and Sub-Rules are inserted for convenience of reference only and shall be ignored in the interpretation of the Scheme. References to Rules and Sub-Rules are to the rules and sub-rule of these Rules, unless the context provides otherwise.

2.    CONDITIONS AND PURPOSE

(a)   Conditions

      The Scheme shall be conditional and become operative only upon the adoption of the Scheme by resolution of members of the Company.

(b)   Purpose

      The purposes of the Scheme are to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to Eligible Employees, so as to promote the success of the business of the Company.

3.    DURATION

(a)   Duration of Scheme

      (i) Subject to the conditions set out in Rule 2(a) above and Rule 14 below, the Scheme shall be valid and effective from (and including) the Adoption Date for a period of ten (10) years.

      (ii) No Offer shall be made and no Acceptance shall be effective after the Scheme Period, but this shall not affect any Offers made and any Acceptances received by the Company (subject to Rule 4(b)(iii)) prior to the expiry of the Scheme Period).

(b)   Duration of Option Period

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

      For the avoidance of doubt, notwithstanding anything in these Rules to the contrary,

      (i) no Option Period shall (if it would otherwise do so) extend beyond the Scheme Period, and if any Option Period would otherwise extend beyond the Scheme Period, it shall expire on the same date as the expiration date of the Scheme Period, but in such event, if the expiration date of the Scheme Period is not a Business Day (in respect of delivery of Exercise Items to the Company for an exercise of Option), then the Option Period shall expire on such Business Day (in respect of delivery of Exercise Items to the Company for an exercise of Option) which immediately precedes the expiration date of the Scheme Period;

      (ii) no Option Period shall be extended and, on the expiry of the Option Period, all rights in respect of an Option shall automatically terminate and have no further effect, except in so far as there has been an effective exercise of that Option prior thereto and the Company has not discharged all its obligations under the Scheme in relation to such exercise.

4.    OFFER TO GRANT AND GRANT OF OPTIONS

(a)   Offer

      (i) At any time within the Scheme Period, the Board may in its discretion make an Offer to any Eligible Employee, in respect of such number of Shares at the Subscription Price and subject to such other terms or conditions (including without limitation any condition on and/or for the exercise of Option), as it may in its discretion think fit.

      (ii) The Offer shall specify a) the number of Shares in respect of which the Option is being offered; b) the vesting schedule of the Option being offered; c) the date of the Offer; d) the Subscription Price;
            e) the form of and the place for delivery of an Acceptance in respect of such Offer, and further, it shall always be subject to the conditions set out in Rule 4(a)(iv) and Rule 4(e) and any other terms or conditions that the Board may in its discretion think fit.

      (iii) An amount of US$10 shall be paid to the Company by the relevant Eligible Employee in respect of the grant of an Option.

      (iv) The following shall always be conditions of an Offer (irrespective of whether they are stated in the Offer, the Option Certificate or otherwise) that :-

            (1) upon an exercise of an Option by a Participant, if the Board at its discretion requires the Participant who is exercising the Option to represent and warrant in writing in such form and manner as the Board may require, that at the time of any such exercise of Option, the Shares in respect of which such exercise relates are being purchased by him only for investment and without any present intention to sell or distribute such Shares, then it shall be a condition precedent to any allotment of Shares to such Participant upon such exercise of the Option that such Participant shall first provide to the Board such representation and warranty to the satisfaction of the Board at its discretion; and,

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            (2)   at any time after the allotment of Shares to a Participant pursuant to his exercise of any Option, if in connection with any first application and/or registration of an underwritten offering to the public of Shares or any securities of the Company at any Stock Exchange for a primary or any other type of listing which includes the Shares, the Company (or its underwriter or if more than one underwriter, then the representative of such underwriters, with the consent of the Company) requests the Participant not to sell, transfer or otherwise deal with Shares allotted to him as aforesaid during any specified period following the effective date of registration of a registration statement or prospectus of the Company filed under the applicable Listing Rules, law or regulation, or following any other date specified in the aforesaid request ("MARKET STANDOFF PERIOD"), then the Participant shall accordingly comply with such request, and further, the Company may at its discretion impose any stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of such Market Standoff Period.

(b)   Acceptance

      (i) An Eligible Employee to whom an Offer is made shall have a period of fourteen (14) days from (and including) the date of the Offer ("OFFER PERIOD") to accept the Offer by delivering an Acceptance to the Company provided that no Acceptance received by the Company after the Scheme Period shall be effective.

      (ii) An "ACCEPTANCE" means a written notification to the Company in such form and manner as the Company may state in the Offer as duly completed and duly signed by the Eligible Employee to whom the Offer is made together with a payment of US$10 made to the Company.

      (iii) No Acceptance shall be treated or deemed to be received by the Company or is otherwise effective, unless it is received by the Company before the close of business on a Business Day at such place for the delivery of the Acceptance as the Company has stated in the Offer.

      (iv) If no Acceptance is received by the Company within the Offer Period, the Offer shall lapse and be deemed never to have been made.

(c)   Agreement to be bound

      The Offer shall be on the basis that participation in the Scheme will be deemed to constitute an agreement by the Participant with the Company to be bound by these Rules.

(d)   Option Certificate

      (i) If an Acceptance is received by the Company within the Offer Period, the Company shall within thirty (30) days of such receipt issue to the Participant an Option Certificate in respect of the Option to which the Offer related together with a blank Exercise Notice.

      (ii) The Option Certificate shall be sealed or executed in such other manner as to take effect in law as a deed.

(e)   Non-assignment etc.

      (i) An Option shall be personal to the Participant and shall not be assignable to or exercisable by any other person and no Participant shall in any way sell, transfer, charge, mortgage, encumber or create any interest (of whatsoever nature) in favour of any other person over or in relation to any Option.

      (ii) If the Participant breaches the provision of Rule 4(e)(i) and exercises an Option, then before the allotment of Shares, the Company shall be entitled to refuse to allot the Shares to the Participant or to any other person to whom the Participant has disposed of the Option in the aforesaid manner, and the Participant or any such other person shall have no claim whatsoever against the Company arising from such refusal.

5.    LIMITATIONS ON GRANT OF OPTIONS

(a)   Overall Limit

      No Option shall be granted or offered to be granted under the Scheme if, as a result, the number of Shares issuable on the exercise of such Option, when aggregated with any other Shares issued or capable of being issued on the exercise of all other Options previously granted under the Scheme, would exceed thirty percent (30%) of the issued share capital of the Company from time to time (but any shares issued pursuant to the Scheme shall not be included in determining the number of issued shares of the Company).

(b)   Individual Limit

      Subject as aforesaid, an Eligible Employee may be granted or offered an Option on one or more occasions provided that no Option may be granted or offered to be granted to an Eligible Employee if, as a result, such Eligible Employee would be entitled to subscribe, pursuant to such Option and any other Option previously granted or offered to be granted (where such Offer is still open for Acceptance) to such Eligible Employee under the Scheme, for more than twenty-five percent (25 %) of the aggregate of all Shares subject to the Scheme.

(c)   Price Sensitive Information

      If, at the time of the proposed grant of an Option, Shares already in issue are listed on a Stock Exchange, then no Option shall be granted or offered to be granted under the Scheme after a price sensitive development has occurred or a price sensitive matter has been the subject of a decision, until such price sensitive information has been announced in accordance and pursuant to the Listing Rules. In particular, during the period of one month immediately preceding the preliminary announcement of annual results or the publication of interim results, no Option shall be granted or offered to be granted until such information has been announced in accordance and pursuant to the Listing Rules.

6.    EXERCISE OF OPTIONS

(a)   Right of Exercise and Vesting of Options

      (i) Notwithstanding any provisions in these Rules to the contrary, no Option (or any part thereof) shall be exercisable by a Participant unless such Option (or any part thereof) has become vested in the Participant pursuant to Rule 6(a)(ii) and is subsisting at the time of its exercise.

      (ii) An Option (or any part thereof) shall vest upon and become exercisable by the Participant in such manner as the Board may determine and specify in the Offer relating to the Option provided always that any calculation of any period for vesting as aforesaid shall (i) be suspended from the beginning of any period for unpaid leave of absence of the Participant for the duration of such period of absence, (ii) be suspended during the period of suspension referred to in Rule 8(d), and (iii) cease upon death of the Participant and upon the lapse of the Option for whatsoever reason and in such event of such cessation any vesting which has not taken place shall automatically cease and lapse, and provided further that the Company shall not be liable in any way nor shall the Participant at any time have any rights (whatsoever) against the Company in relation to such suspension, cessation of and/or lapse of vesting as aforesaid.

(b)   Exercise Procedure

      (i) Subject to Rules 8 and 9, a Participant may exercise any Option in whole or in part which has vested upon the Participant pursuant to Rule 6(a) at any time during the Option Period. No Option may be exercised after the expiry of its Option Period, and if so exercised shall not be effective.

      (ii)  For an exercise of any Option to be effective :-

            (aa) the Company must, prior to the expiry of the Option Period, have received all of the following items (together the "EXERCISE ITEMS"), before the close of business on a Business Day at such place as the Company has stated in the Option Certificate or such other place as the Company may from time to time notify the Participant :-

                  1. the Exercise Notice from the Participant as duly completed and clearly specifying the number of Shares in respect of which the Option is being exercised and as duly signed by the Participant;

                  2. the relevant Option Certificate sufficient to cover the number of Shares in respect of which the Option is being exercised; and,

                  3. payment in full of the Subscription Price for all Shares in respect of which the Option is being exercised; and,

            (bb) any terms or conditions for the exercise of the Option which have been or are set out in the Offer relating to such Option, the Option Certificate and/or otherwise required pursuant to Rule 4(a)(iv) (if any), must have been duly and completely satisfied and fulfilled to the Board's satisfaction in such manner as it may in its discretion deem fit, latest by the close of business on the last Business Day for the delivery of the Exercise Items in relation to the exercise of such Option.

      (iii) The Option shall be deemed to have been exercised on the Effective Date of Exercise.

(c)   Consents etc.

      (i) All allotments of Shares shall be subject to any necessary consents and/or approvals being obtained and/or any applicable Listing Rules, laws or regulations for the time being in force in the British Virgin Islands, Hong Kong or any other applicable jurisdiction (including without limitation, those under Rule 6(c)(ii), if any) being complied with and no Shares shall be allotted pursuant to any exercise of an Option unless the Board is satisfied in such manner as it may at its discretion require that any such consent and/or approvals have been duly obtained and/or any such laws or regulations have been duly complied with.

      (ii) A Participant shall be responsible (a) for obtaining any governmental or other official consent and/or approval that may be required, and for complying with any other requirements in respect of which he has the locus standi to deal with, and (b) for any tax consequences and liability of his arising, under any law or regulation under any applicable jurisdiction in connection with or as a result of the grant or exercise of the Option and the allotment of Shares to him upon his exercise of the Option or otherwise in relation thereto. The Company shall not be responsible for any failure by a Participant to obtain any such consent and/or approval, nor for any such non-compliance, nor for any tax or other liability to which a Participant may become subject to as a result of his participation in the Scheme in any way, nor for the invalidity or illegality of any Offer or the Option itself or the exercise thereof as a result of any matters in respect of which the Participant is responsible for as aforesaid.

      (iii) The failure to satisfy the Board as required pursuant to Rule 6(c)(i) shall relieve the Company of any liability in respect of its failure to allot such Shares and any Subscription Price received by the Company in respect of any Shares not allotted for the aforesaid reason shall be refunded to the Participant within fourteen (14) days of the determination by the Board not to allot such Shares, without any interest payable thereon.

(d)   Share Certificate

      (i) Subject to Rule 6(d)(ii), within a period of thirty (30) days commencing from (and including) the Effective Date of Exercise and, where appropriate, the date of receipt by the Company of the Auditors' certificate pursuant to Rule 10(a) (whichever is later), the Company shall allot the relevant Shares to the Participant credited as fully paid and issue to the Participant a share certificate in respect of the Shares so allotted.

      (ii) If any approval, consent or compliance is required or applicable under Rule 6(c), (whether on the part of the Participant or the Company), the words "Effective Date of Exercise" in Rule 6(d)(i) shall be substituted with the words "the date on which the Board is satisfied in such manner as it may in its discretion require that all consent, approval and requirements required or applicable under Rule 6(c) have been duly obtained and complied with".

(e)   Excess Number

      In respect of an exercise of an Option, if the aggregate number of Shares to which the Option Certificates lodged under Rule 6(b)(ii) relates exceeds the number of Shares in respect of which such exercise of Option relates, the Company shall (subject to Rule 6(g)) provide an Option Certificate (together with a blank Exercise Notice) in respect of that part of the Option

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      which has not been exercised to the Participant at the same time as the
      Company delivers the share certificate for the Shares allotted to him pursuant to the exercise of such Option as aforesaid.

(f)   Listing

      If, at the time of allotment of Shares pursuant to the exercise of an Option, Shares already in issue are listed on a Stock Exchange, then forthwith after such exercise, the Company shall use all reasonable endeavours to procure that the Shares being allotted upon the exercise of such Option shall, upon the allotment thereof (or as soon thereafter as reasonably practicable), become listed on such Stock Exchange.

(g)   Exercise Multiple and Fraction

      No Option shall be capable of exercise in part unless the number of Shares in respect of which the Option is being exercised and the balance of the number of Shares remaining thereafter in respect of which an Option remains outstanding shall be in amounts or multiples of such number of Shares as shall (i) if Shares already in issue are listed on a Stock Exchange, represent the board lot in which such Shares are for the time being traded on such Stock Exchange, or (ii) if not so listed, then be determined from time to time by the Board at its discretion, but Provided Always that no Option may be exercised for a fraction of a Share, and any exercise of an Option which includes any fraction of a Share shall be rounded down to the nearest whole number of a Share and any right whatsoever of the Participant in relation to any such fraction of a Share shall be automatically terminated upon the exercise of such Option which included such fraction without any liability for compensation or otherwise whatsoever on the part of the Company to the Participant (save and except for the return of any Subscription Price paid for such fraction without any interest payable thereon).

7.    ALLOTTED SHARES

      The Shares allotted upon the exercise of an Option shall :-

      (1) be subject to the provisions of any applicable Listing Rules, laws and regulations and the Memorandum and Articles of Association of the Company for the time being in force;

      (2) rank pari passu in all respects with the fully paid Shares in issue on the Effective Date of Exercise of the Option except that they shall not rank for any rights attaching to Shares by reference to a record date preceding the Effective Date of Exercise (including without limitation for any dividends or other distributions previously declared, recommended or resolved to be paid or made if the record date therefor shall be before the Effective Date of Exercise of such Option) and shall not carry any voting rights until the completion of the registration of the Participant as the holder of such Shares;

      (3) be allotted in the name of the Participant (unless the Board in its discretion consents otherwise); and

      (4)   be subject to the condition set out in Rule 4(a)(iv)(2).

8.    RIGHT OF EXERCISE AND LAPSE OF OPTIONS

(a)   General

      (i) Except as otherwise specifically provided in these Rules, an Option may be exercised only by a Participant whilst he is an Eligible Employee during the Option Period pursuant to these Rules, but subject always to Rules 8(b) to 8(e) (inclusive) and Rule 9.

      (ii) If the Company proposes to list the Shares on any Stock Exchange, then it must give to the Participant written notice of the intended listing not less than forty (40) days prior to the date of such listing.

(b)   Death

      If a Participant dies before exercising his Option in full, his personal representative may exercise any Option of the Participant and at any time prior to the expiry of the Option Period and in any event within a period of and not later than twelve (12) months commencing from (and including) the date of this death or such shorter period as the Board may in its discretion determine, but subject always to Rule 9, and only to the extent that such Option was subsisting and the Participant could have exercised such Option at the date of his death, and to the extent that such Option is not so exercised by the personal representative within such period, it shall automatically lapse and become of no further effect.

(c)   Insolvency

      If a Participant commits an act of bankruptcy or becomes insolvent or makes any arrangements or composition with his creditors generally (or any class of creditors) before exercising the Option in full, any Option of his then subsisting shall automatically lapse and become of no further effect on the date he so commits such an act, becomes insolvent or makes such arrangement or composition, whichever is earlier.

(d)   Misconduct

      If a Participant is found guilty of serious misconduct or has been convicted of any criminal offence involving his integrity or honesty, any Option of his then subsisting shall automatically lapse and become of no further effect on the date such verdict is given by the relevant court of law, body or authority, and if any investigation is being carried out on the Participant in respect of any of the matters referred to above or if his office or duties as an Eligible Employee is/are suspended in connection therewith, then his right to exercise the Option shall automatically be suspended for such period as the Board may in its discretion determine.

(e)   Cessation of being an Eligible Employee

      (1) If a Participant during the Option Period ceases to be an Eligible Employee through injury, disability or ill-health; by reason of retirement (but not resignation) in accordance with his contract of employment; by reason of redundancy; by reason of the corporation by which he is employed ceasing to be a member of the Group, he may exercise any Option at any time prior to the expiry of the Option Period and in any event within and not later than the end of three
            (3) months commencing from (and including) the date of his cessation to be an Eligible Employee employed as aforesaid, and only to the extent that such Option was subsisting and the Participant could have exercised the

            Option at the date of his cessation to be an Eligible Employee, and to the extent that such Option is not so exercised by the Participant within such period, it shall automatically lapse and become of no further effect.

      (2) If a Participant ceases to be an Eligible Employee otherwise than on death or by any reason specified in Rules 8(c), 8(d) and 8(e)(1), including without limitation, voluntary resignation and termination of his employment by the relevant member of the Group (irrespective of whether such termination by the relevant member of the Group is with notice or without notice or otherwise on terms in lieu of notice or whether it is in breach of any contract of employment or otherwise), any Option of his then subsisting shall automatically lapse and become of no further effect upon the date on which the relevant notice of resignation or termination is given, or where such employment is terminated without notice or on terms in lieu of notice then with immediate effect upon the date on which the termination takes effect, or, on such other date as the Board in its discretion may determine in writing, unless his employment has been terminated by a member of the Group on express terms stated in writing (with or without conditions) that he may exercise any such Option after the date of his cessation to be an Eligible Employee, then he may exercise such Option pursuant to the provisions of such express terms but provided always that such exercise shall be prior to the expiry of the Option Period and in any event within and not later than the end of three (3) months commencing from (and including) the date of his cessation to be an Eligible Employee, and to the extent that such Option is not so exercised by the Participant within such period, it shall automatically lapse and become of no further effect.

(f)   Lapse of Options

      An Option shall automatically lapse and becomes of no further effect upon the occurrence of the earliest of the following events :-

      (a)   the expiry of the Scheme Period;

      (b)   the expiry of the Option Period;

      (c) the happening of any event specified or upon the expiration of any specified period in Rules 8(b) to 8(e) (inclusive) and Rule 9 whereby an Option lapses pursuant thereto;

      (d) subject to Rule 9(b), the date of commencement of the winding-up of the Company; and,

      (e) the date on which the Participant commits a breach of Rule 4(e)(i) or on which the Participant is otherwise deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law.

(g)   No compensation

      Upon the lapse of an Option for whatsoever reason, under no circumstances whatsoever shall a Participant or any person whomsoever be entitled to any compensation for or in respect of any consequential diminution or extinction of any rights or benefits (actual or prospective) under and/or in relation to such Option subsisting prior to such lapse or otherwise in anyway in connection with the Scheme or such Option, including without limitation, where such lapse is by reason of termination of the Participant's office or employment by the Company or any Subsidiary which is a breach of the contract of employment or otherwise, and/or whether the Participant has any rights against the Company or any Subsidiary for and/or in relation to such termination.

(h)   Cancellation

      Any cancellation of any Options granted but not exercised must be approved by the shareholders of the Company in general meeting by way of a poll subject always to Participants and their Associates abstaining from voting in such general meeting.

9.    ARRANGEMENTS, LIQUIDATIONS AND TAKEOVERS

(a)   Compromise or arrangement

      If a compromise or arrangement between the Company and its members or creditors (or a class of them) is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company, the Company shall give notice thereof to all Participants on the same date as it despatches the notice which is sent to each member or creditor of the Company convening a meeting to consider such a compromise or arrangement, and each Participant (or where permitted his personal representatives) may thereafter exercise any Option of his then subsisting and to the extent that the Participant could have exercised the Option as of the date of the aforesaid notice until such date as shall be notified to him by the Company at the Company's discretion and to the extent that any Option has not been exercised on or before such date as notified by the Company aforesaid, it shall thereupon, automatically lapse and become of no further effect. In respect of Shares which are allotted pursuant to an exercise of Option under this Sub-Rule, the Company may upon and after such allotment require the Participant to transfer or otherwise deal with the Shares so allotted in such manner so as to place such Shares in the same position as nearly as may be possible as would have been the case had such Shares been subject to such compromise or arrangement, and in such event, the Participant shall comply with any such requirement.

(b)   Voluntary winding-up

      If the Company gives notice of a general meeting to consider a resolution for the voluntary winding-up of the Company, a Participant may exercise any Option of his then subsisting and to the extent that the Participant could have exercised the Option as at the date of the aforesaid notice at any time during the period from the date of such notice until the resolution is duly passed or is defeated or withdrawn or the general meeting is adjourned sine die, whichever shall first occur, but the exercise of an Option as aforesaid shall be conditional to and take effect upon such resolution duly passed. If such resolution is duly passed, all Options shall, to the extent that they have not been exercised as aforesaid, thereupon automatically lapse and become of no further effect.

(c)   General Offer

      (1) If, in consequence of any general offer made to all the holders of Shares (not already held by the offeror and/or any person controlled by the offeror and/or acting in association or concert with the offeror) including an offer made in the first instance on a condition such that if it is satisfied the offeror will have Control, the offeror shall have obtained Control, then the Board shall as soon as practicable thereafter notify every Participant accordingly, and then to the extent permissible under any applicable Listing Rules, law or regulation ("APPLICABLE PROVISIONS"), each Participant shall be entitled at any time within the period of fourteen (14) days from and including the date on which such Control has been obtained or such shorter period provided or permitted for its exercise under the Applicable Provisions (if any) ("EXERCISABLE PERIOD"), to exercise any Option in whole or in part but only to the extent that the Participant could have exercised the Option as at the date Control was obtained, and upon the expiry of the Exercisable Period, all Options whether exercisable or not during the Exercisable Period but have not been so exercised, shall automatically lapse and become of no further effect, Provided Always that if, during the Exercisable Period, such offeror becomes entitled to exercise any compulsory rights of acquisition of all Shares pursuant to any Applicable Provisions and gives notice in writing to any holders of Shares not already held by the offeror and/or person controlled by the offeror and/or acting in association or concert with the offeror pursuant thereto that he intends to exercise such rights, then to the extent permissible under the Applicable Provisions, the Options shall be and remain exercisable until one (1) month from and including the date of such notice or such shorter period provided or permitted for its exercise under the Applicable Provision (if any) and, to the extent that it has not been so exercised within such period, it shall automatically lapse and become of no further effect upon the expiration of such period.

      (2) For the purposes of this Sub-Rule 9(c), "CONTROL" means the power of a person to secure :-

            (i) by means of the holding of shares or other securities or the possession of voting power in or in relation to the Company; or

            (ii) by virtue of any powers conferred by the bye-laws, articles of association or other constitutional document regulating the Company that the affairs of the Company are conducted in accordance with the wishes of such person.

10.   VARIATION OF CAPITAL STRUCTURE AND ADJUSTMENTS

(a) In the event of any variation in the share capital of the Company ("VARIATION") whilst any Option remains exercisable, including (without limitation) by way of capitalisation of profits or reserves, rights issue, consolidation, subdivision or reduction of the share capital of the Company, such corresponding adjustments (if any) shall be made to the intent that a Participant shall receive the same proportion of the issued share capital of the Company as that to which that Participant was previously entitled to prior to the Variation in :-

      (i)   the number or amount of Shares comprised in each Option; and/or

      (ii)  the Subscription Price; and/or

      (iii) the limits prescribed pursuant to Rule 5; and/or

      (iv) (subject to Rule 13) any of the Rules of the Scheme, in such manner as the Board may in its discretion determine (having received a certificate from either an independent financial advisor or the Auditors, acting as experts and not as arbitrators, either generally or as regards any particular Participant, that in their opinion the adjustment(s) proposed are fair and reasonable and that any particular Participant shall receive the same proportion of the issued share capital of the Company as that to which that Participant was previously entitled to prior to the Variation) provided that no such adjustment(s) shall be made :-

      (aa) if it would result in a Share being issued at less than its nominal value; and/or

      (bb) if it would give a Participant a higher proportion of the issued share capital of the Company than that to which he was previously entitled prior to the adjustment.

(b) The certification by the Auditors referred to under Rule 10(a) shall be final and binding on the Company and the Participants. The costs of the Auditors shall be borne by the Company.

(c) Notice of any such adjustment shall be given to the Participants by the Company, which may, but need not, call in Option Certificates for endorsement or replacement.

(d) The issue of Shares as consideration in a transaction shall not be regarded as a Variation.

11.   SHARE CAPITAL

The Board shall reserve and keep available sufficient authorised but unissued share capital of the Company for the purposes of the Scheme.

12.   ADMINISTRATION AND POWERS OF THE BOARD

(a) The Scheme shall be subject to the administration of a committee as established by the Board ("COMMITTEE") in such manner as it may from time to time in its discretion think fit. The Committee shall consist of 2 directors of the Company and (i) in the case where Shares already in issue are listed on a Stock Exchange, then the independent non-executive directors of the Company and (ii) in the case where the shares of the Holding Company are listed on a Stock Exchange, then the independent non-executive directors of the Holding Company.

(b) The Committee shall have the power and authority to determine and decide all matters in relation to the Scheme at its discretion, in particular, but without limitation, to do any of the following :-

      (i) to prescribe, amend and rescind any regulations for and/or in relation to the administration of the Scheme;

      (ii)  to construe and interpret these Rules and any aforesaid regulations;

      (iii) to determine the Subscription Price or other financial matters relating to an Offer or Option; and

      (iv) to determine on all other matters whatsoever in relation to an Offer or an Option (including without limitation, its vesting and its exercise), and to modify or waive any terms or conditions of an Offer or an Option.

(c) All decisions and determinations of the Committee in the administration of the Scheme and the exercise of its power and authority as aforesaid, shall be final, conclusive and binding on all persons.

(d) To the extent permissible under any Listing Rules, laws and regulations, the Committee may recommend to the Board which may at its discretion at any time offer to buy out for cash or other consideration (including without limitation, Shares) an Option upon such terms and conditions as it deems fit.

13.   MODIFICATION OF THE SCHEME AND THE RULES

(a) The Scheme and the Rules may be varied, altered or supplemented ("ALTERATION") at any time and from time to time in any respect by resolution of the Board provided that :-

      (i) no alteration shall be made which would adversely affect any subsisting rights of any Participant in relation to any subsisting Option of his except with the consent or sanction of such majority of the Participants as would be required of the holders of the Shares under the Memorandum and/or Articles of Association of the Company for the time being of the Company for a variation of the rights attached to the Shares unless any such alteration is made for the purpose of complying with any applicable Listing Rules, law or regulation relating to the Shares and such consent or sanction is not required under the Articles of Association of the Company and/or any applicable Listing Rules, law or regulation; and

      (ii) no alteration which would cause the Scheme (or any part thereof) to be in breach of any applicable Listing Rules, the Memorandum and Articles of Association of the Company, and/or any applicable law and/or regulation, shall be made.

(b) Written notice of any alteration shall be given to all Eligible Employees to whom an Offer has been made and is available for acceptance and all Participants.

(c) Further, notwithstanding anything to the contrary, without the prior approval of shareholders in general meeting with the Participants and their Associates abstaining from voting, no alteration shall be made such that :-

      (i)   the class of person eligible for the grant of an Option is extended;
            or

      (ii) an advantage is granted to the Participants (present or future) in connection with :-

            (aa) the total number of Shares for which Options may be granted under Rule 5(a)

            (ab) the aggregate number of Shares represented by all of the Options which may be granted to any one Eligible Employee under Rule 5(b)

            (ac)  the Subscription Price

            (ad)  the length of the Scheme Period

            (ae)  any variation pursuant to Rule 10

            (af) any requirements and/or restrictions on the exercise of an Option pursuant to Rule 6(a), (b), (c) and (d)

            (ag) any restrictions in respect of Shares allotted pursuant to an exercise of an Option under Rule 7

            (ah)  the rights of Participants on winding-up under Rule 9(b)

            (ai)  the restriction on assignment under Rule 4(e)

            (aj)  the provisions of this Rule 13

(d) If, at the time of the proposed Variation that Shares already in issue are listed on a Stock Exchange, then the approval of the relevant regulatory body of the Stock Exchange shall be obtained to any Variation which is of a material nature unless the Variation takes effect automatically under the Scheme irrespective of the Variation.

14.   TERMINATION

The Company by ordinary resolution in general meeting or the Board may at any time terminate the Scheme by resolving not to make any further Offers and in such event no further Offers shall be made after such resolution but this shall not affect any Offers made prior to such resolution and in all other respects the provisions of the Scheme shall continue in full force and effect. Further, details of Options granted (including Options which are exercised or outstanding) shall be disclosed in a circular to shareholders of the Company when the Company seeks approval for the first scheme to be established after such termination of the Scheme.

15.   COSTS, EXPENSES AND PAYMENTS

(a) The Company shall bear the costs and expenses of establishing and administering the Scheme.

(b) All payments to be made to the Company must be in immediately available funds without any deductions whatsoever and in such manner as the Company may from time to time require.

16.   NOTICE TO HOLDERS OF SHARES

A Participant shall not be entitled to receive copies of all notices and other documents sent by the Company to the holders of the Shares generally.

17.   INDEPENDENT OF EMPLOYMENT CONTRACT

The Scheme or any Option shall not form part of any contract of employment between the Company or any Subsidiary and any Eligible Employee or a Participant. The rights and obligations of any Eligible Employee or a Participant under the terms of his office or employment shall not be affected by his participation or non-participation in the Scheme, or by any right which he may have to participate in the Scheme, or by any right which he may have in relation to any

Option (or any matter relating thereto), or by any other matters whatsoever in relation to the Scheme or any Option, and the Scheme or any Option shall not confer on such Eligible Employee or a Participant any additional rights to compensation, damages or otherwise in consequence of and/or upon the termination of such office or employment for any reason whatsoever nor otherwise limit in anyway the right of the Company or any Subsidiary to terminate his office or employment at any time for whatsoever reason in whatsoever manner.

18.   NO OTHER RIGHTS

The Scheme shall not confer on any person any legal or equitable rights against the Company directly or indirectly or give rise to any cause of action at law or equity against the Company other than those arising from or constituting the Options themselves pursuant to the Rules.

19.   NOTICE AND COMMUNICATIONS

(a) Any notice or other communication between the Company and an Eligible Employee or a Participant may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business from time to time or such other address as the Company may from time to time notify the Eligible Employee or a Participant in writing and, in the case of an Eligible Employee or a Participant, his last known address as notified by him in writing to the Company from time to time.

(b)   Any notice or other communication served by post :-

      (i) by the Company shall be deemed to have been served, if by prepaid post, 24 hours after posting and if by personal delivery, at the time of delivery; and,

      (ii) by an Eligible Employee or a Participant shall be deemed to have been served when the same shall have been actually received by the Company on a Business Day.

20.   ENTIRE AGREEMENT GOVERNING LAW

(a) The Rules and the terms of an Offer made to an Eligible Employee shall constitute the entire agreement between the Company and such Eligible Employee (or such Eligible Employee becoming a Participant pursuant hereto) with respect to all matters in relation to the Scheme, such Offer and any Option relating thereto and supersedes in their entirety all prior undertakings and agreements between such parties in relation thereto.

(b) The Scheme shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

                               SHARE OPTION SCHEME

                          [on FOCUS MEDIA'S Letterhead]

[TO THE ELIGIBLE EMPLOYEE]

                                                                          [DATE]

Dear [      ]

                   FOCUS MEDIA HOLDING LIMITED (the "COMPANY")

                          Employee Share Option Scheme

I am pleased to advise you that the board of directors of the Company has today granted you an option under the Company's employee share option scheme (the
"SCHEME") to purchase up to a maximum of [   ] fully paid ordinary shares in the
Company (the "OPTION"). The subscription price is US$48.00 per share, which will be payable only on the exercise of this Option. This Option is personal to you.

The grant and exercise of the Option are governed by the rules of the Scheme (the "RULES"), and the grant is made on the basis that participation in the Scheme will constitute an agreement to be bound by the Rules. The attached leaflet will give you a general introductory guide as to how the Scheme works and further information may be obtained from [NAME OF RELEVANT PERSON].

To accept the Option, please send to us at the address as set out on the letterhead of this letter within 14 days of the date of this letter (a) US$10.00 being the consideration payable for the grant of the Option and (b) a copy of this letter which is attached hereto as duly signed by you at the acceptance clause ("ACCEPTANCE").

The Option is granted subject to the following vesting schedule and until the Option has vested and has also become exercisable under the Rules, the Option may not be exercised:-

      1. the Option shall vest as to 25% of the ordinary shares of the Company under the Option one year after the Date of Grant (as defined in the Scheme); and

      2. one year after the Date of the Grant, the Option shall vest as to 1/32nd part of the ordinary shares of the Company for every full month thereafter such that the whole Option shall be fully vested three (3) years after the Date of Grant.

On receipt of your Acceptance, an Option Certificate will be sent to you, at your [HOME ADDRESS], within thirty (30) days of such receipt.

Yours sincerely,

For and on behalf of the Company

_____________________________________
[SIGNATORY]